                                                                    Exhibit 10.2

                                3COM CORPORATION
                       STAND ALONE STOCK OPTION AGREEMENT

     3Com Corporation has granted Participant an Option to purchase certain Shares in accordance with Participant's Employment Agreement, subject to the following terms and conditions as set forth in this Award Agreement. The "Effective Date" of this Award Agreement shall be September 5, 2006.

     1. DEFINITIONS. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Award.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of the Commonwealth of Massachusetts.

          (c) "Award" means, individually or collectively, the grant of an Option under the Award Agreement.

          (d) "Award Agreement" means this stand alone stock option agreement between the Company and Participant evidencing the terms and conditions of this Award.

          (e) "Board" means the Board of Directors of 3Com Corporation.

          (f) "Cause" means:

               (i) Participant's willful and continued failure to perform the duties and responsibilities of his position after there has been delivered to Participant a written demand for performance from the Board which describes in reasonable detail the basis for the Board's belief that Participant has not substantially performed his duties and provides Participant the opportunity to present to the Board his good faith reasons for not so performing and, if the Board does not agree with such reasons, with thirty (30) days to take corrective action;

               (ii) Any act of personal dishonesty taken by Participant in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in the substantial personal enrichment of Participant;

               (iii) Participant's conviction of, or plea of nolo contendere to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business;

               (iv) A breach of any fiduciary duty owed to the Company by Participant that has a material detrimental effect on the Company's reputation or business;

               (v) Participant being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not Participant admits or denies liability);

               (vi) Participant (A) obstructing or impeding; (B) endeavoring to influence, obstruct or impede, or (C) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an "Investigation"). However, Participant's failure to


                                      -1-

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waive attorney-client privilege relating to communications with Participant's own attorney in connection with an Investigation will not constitute "Cause"; or

               (vii) Participant's disqualification or bar by any U.S. governmental or self-regulatory authority from serving in the capacity contemplated by the Employment Agreement or Participant's loss of any U.S. governmental or self-regulatory license that is reasonably necessary for Participant to perform his responsibilities to the Company under the Employment Agreement, if (A) the disqualification, bar or loss continues for more than thirty (30) days, and (B) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced. While any disqualification, bar or loss continues during Participant's employment, Participant will serve in the capacity contemplated by the Employment Agreement to whatever extent legally permissible and, if Participant's employment is not permissible, Participant will be placed on leave (which will be paid to the extent legally permissible).

          (g) "Change in Control" means the occurrence of any of the following events:

               (i) The consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

               (ii) The approval by the stockholders of the Company, or if stockholder approval is not required, approval by the Board, of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

               (iii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

               (iv) A change in the composition of the Board within any twelve
(12) month period during the Employment Term (as defined in the Employment Agreement) and pursuant to a plan in which the proponent proposes alternative directors to the Board, and as a result of which fewer than a majority are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the Effective Date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) of this Section 1(g) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

          (h) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

          (i) "Committee" means a committee, which may consist of one or more persons whom may or may not be Board members, as is consistent with the Applicable Laws, appointed by the Board.

          (j) "Common Stock" means the common stock of the Company.

          (k) "Company" shall mean 3Com Corporation and any successor corporation thereto.


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

          (l) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary as an independent contractor to render services to such entity.

          (m) "Date of Option Grant" shall mean the "Date of Grant" as set forth in the Notice of Grant.

          (n) "Director" means a member 3Com's Board of Directors.

          (o) "Disability" means Participant's absence from his responsibilities with the Company on a full-time basis for 120 calendar days in any consecutive twelve (12) month period as a result of Participant's mental or physical illness or injury.

          (p) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any leave for which a return to employment is guaranteed under Applicable Laws, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (q) "Employment Agreement" means the employment agreement entered into by and between Participant and the Company as of August 8, 2006.

          (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (s) "Exercise Price" shall mean the "Option Price per Share" as set forth in the Notice of Grant.

          (t) "Good Reason" means the occurrence of any of the following, without Participant's express written consent:

               (i) A significant reduction of Participant's duties, position, or responsibilities, relative to Participant's duties, position, or responsibilities in effect immediately prior to such reduction;

               (ii) A substantial reduction by the Company of the facilities and perquisites (including office space and location) available to Participant immediately prior to such reduction;

               (iii) A material reduction in the kind or level of employee benefits to which Participant is entitled immediately prior to such reduction with the result that Participant's overall benefits package is significantly reduced other than pursuant to a reduction that also is applied to substantially all other executive officers of the Company and that reduces the level of employee benefits by a percentage reduction that is no greater than 15%;

               (iv) A reduction in Participant's Base Salary (as defined in the Employment Agreement) or annual cash incentive as in effect immediately prior to such reduction other than pursuant to a reduction that also is applied to substantially all other executive officers of the Company and which reduction reduces the Base Salary and/or annual cash incentive by a percentage reduction that is no greater than 15%;

               (v) The relocation of Participant to a facility or location more than fifty (50) miles from his current place of employment; or

               (vi) The failure of the Company to obtain the assumption of the Employment Agreement by a successor and an agreement that Participant will retain the same role and responsibilities


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in the merged or surviving parent company as he had prior to the merger under
Section 1 of the Employment Agreement.

The failure of the Company's stockholders to elect or reelect Participant to the Board will not constitute Good Reason for purposes of this Award Agreement.

          (u) "In Connection with a Change of Control" means within three (3) months prior to or twelve (12) months following a Change of Control.

          (v) "Initial Vesting Date" shall be the date occurring one (1) year after the Date of Option Grant.

          (w) "Nonstatutory Stock Option" means any Option not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (x) "Notice of Grant" shall mean the "3COM CORPORATION NOTICE OF GRANT OF STOCK OPTION". The Notice of Grant is part of this Award Agreement.

          (y) "Number of Option Shares" shall mean the "Total Number of Option Shares Granted" as set forth in the Notice of Grant.

          (z) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (aa) "Option" means this option to purchase Shares of Common Stock granted pursuant to this Award Agreement.

          (bb) "Optioned Stock" means the Common Stock subject to the Option.

          (cc) "Option Termination Date" shall mean the date occurring seven (7) years after the Date of Option Grant.

          (dd) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (ee) "Service Provider" means an Employee, Director or Consultant.

          (ff) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Agreement.

          (gg) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code and also include partnerships, limited liability companies and other entities that are at least 30% owned by the Company.


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          (hh) "Vested Ratio" means:

                                                                    Vested Ratio
                                                                    ------------
Prior to Initial Vesting Date                                             0

On Initial Vesting Date, for each full year of Participant's remaining a Service Provider from the Date of Option Grant until
the Initial Vesting Date                                                 1/4

Plus

For each subsequent full year thereafter of Participant's
remaining a Service Provider from the Initial Vesting Date               1/4

In no event shall the Vested Ratio exceed 1/1.

     Notwithstanding the foregoing, in the event that Participant is terminated without Cause or resigns for Good Reason other than in Connection with a Change of Control, Participant shall receive twelve (12) months accelerated vesting with respect to Participant's then outstanding unvested portion of the Award, provided that Participant signs the separation agreement and release of claims as set forth in Section 8(d) of the Employment Agreement.

     Notwithstanding the foregoing, in the event that Participant is terminated without Cause or resigns for Good Reason in Connection with a Change of Control, Participant shall become fully vested in Participant's then outstanding unvested portion of the Award, provided that Participant signs the separation agreement and release of claims as set forth in Section 8(d) of the Employment Agreement.

     2. GRANT OF OPTION. The Administrator hereby grants to Participant the Option to purchase the number of Shares set forth in the Notices of Grant, at the exercise price per Share set forth in the Notices of Grant, subject to the provisions of this Award Agreement and the Notices of Grant, which are incorporated herein by reference. The Option referenced herein are not intended to qualify as Incentive Stock Options as defined in Section 422 of the Code and shall be treated as a Nonstatutory Stock Option. The term of each Option shall be stated in the Notice of Grant and shall be seven (7) years from the Date of Grant.

     3. EXERCISE OF THE OPTION.

          (a) Right to Exercise. The Option shall be exercisable during its terms in accordance with the Notice of Grant and this Award Agreement and at such times and under such conditions as determined by the Administrator. The Option shall first become exercisable on the Initial Vesting Date. Each Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option in the amount equal to the Number of Option Shares multiplied by the Vested Ratio as set forth in Section 3(hh) above less the number of Shares previously acquired upon exercise of the Option. In no event shall an Option be exercisable for more Shares than the Number of Option Shares. Exercising an Option in any manner approved hereunder shall decrease the number of Shares thereafter available for sale under the Option by the number of Shares as to which the Option is exercised.

          (b) Method of Exercise. Each Option shall be exercisable by written or electronic notice to the Company which shall state the election to exercise the Option, the number of Shares being exercised, and such other representations and agreements as to Participant's investment intent with


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respect to the Shares as may be required pursuant to the provisions of this
Award Agreement. Such notice shall be signed by Participant or person entitled to exercise the Option and shall be delivered to the Company's Stock Administration Department, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 5 below, accompanied by full payment of the option price for the number of Shares being purchased.

          (c) Form of Payment of Option Price. Subject to the Applicable Laws, such payment shall be made (1) in cash, by check, or cash equivalent, (2) by tender of Shares of the Company's stock owned by Participant and having a fair market value not less than the option price, which (i) either have been owned by Participant for more than six (6) months or were not acquired, directly or indirectly from the Company, and (ii) have a fair market value not less than the option price, (3) proceeds from a broker-assisted cashless exercise program acceptable to the Company, in its sole discretion, or (4) by any combination of the foregoing.

          (d) Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as determined by the Company, the Company shall have the right to withhold the applicable minimum withholding taxes, including but not limited to federal tax, state tax, foreign taxes, or social taxes, if any, which arise in connection with the Option including, without limitation, obligations arising upon (i) the exercise of the Option in whole or in part,
(ii) the transfer, in whole or in part, of any Shares acquired on exercise of the Option, or (iii) the lapsing of any restriction with respect to any Shares acquired on exercise of the Option. Participant shall make adequate provision for the Company to meet its minimum withholding obligations.

          (e) Certificate Registration. The Shares as to which an Option shall be exercised shall be issued in the the name of Participant, the heirs of Participant (if applicable), or, if requested in writing by Participant, in the name of Participant and his spouse. If payment of the option price is accomplished using a broker-assisted cashless exercise program acceptable to the Company, in its sole discretion, the certificate or certificates may, at the Company's sole discretion be registered in the name of a nominee who is an authorized broker for the Company's same-day sale program. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10 herein.

          (f) Restriction on Grant of Option and Issuance of Shares. The grant of the Option and the issuance of Shares pursuant to the Option shall be subject to compliance with all Applicable Laws. The Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any Applicable Laws. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of any Option be in effect with respect to the Shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of any Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of any Option, the Company may require Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Laws and to make any representation or warranty with respect thereto as may be requested by the Company.

          (g) Fractional Shares. The Company shall not be required to issue fractional Shares upon the exercise of the Option.

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          (h) Survival of Award Agreement Provisions. To the extent contemplated herein, the provisions of this Award Agreement shall survive any exercise of the Option and shall remain in full force and effect.

     4. NON-TRANSFERABILITY OF THE OPTION. The Option may not be sold, pledged, assigned, hypotencated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of Participant, only by Participant. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assignees of Participant.

     5. TERMINATION OF THE OPTION. The Option shall terminate and may no longer be exercised on the first to occur of (i) the Option Termination Date as defined above, (ii) the last date for exercising the Option following termination as a Service Provider as described in Section 6 herein, or as otherwise set forth in this Award Agreement.

     6. TERMINATION OF PARTICIPANT'S RELATIONSHIP AS A SERVICE PROVIDER.

          (a) Termination of the Option. If Participant ceases to be a Service Provider for any reason except by reason of death or Disability, the Option, to the extent unexercised and exercisable by Participant on the date on which Participant ceased to be a Service Provider, may be exercised by Participant within three (3) months after the date on which Participant's relationship as a Service Provider terminates, but in any event no later than the Option Termination Date. If Participant's Service Provider relationship is terminated because of the death of Participant or Disability of Participant, the Option, to the extent unexercised and exercisable by Participant on the date on which Participant ceased to be a Service Provider, may be exercised by Participant (or Participant's estate or legal representative) at any time prior to the expiration of twelve (12) months from the date of such termination, but in any event no later than the Option Termination Date. Participant's Service Provider relationship shall be deemed to have terminated on account of death if Participant dies within three (3) months after Participant's termination of the Service Provider relationship.

          (b) Extension of Option Exercise Period. Notwithstanding the above, in the event that Participant's employment is terminated by the Company without Cause or by Participant for Good Reason (regardless of whether such termination is in Connection with a Change of Control), the Option, to the extent unexercised and exercisable by Participant on the date of Participant's termination, may be exercised by Participant until the earlier of (i) 165 calendar days after the Participant's date of termination or (ii) the Option Termination Date, provided that Participant signs the separation agreement and release of claims as set forth in Section 8(d) of the Employment Agreement.

          (c) Change in Status. Notwithstanding the above, in the event of Participant's change in status from Consultant, Employee or Director to Employee, Consultant or Director (e.g., an Employee becoming a Consultant), Participant's's status as a Service Provider shall continue notwithstanding the change in status.

          (d) Exercise Prevented by Applicable Laws. Except as provided in this
Section 6, the Option shall terminate and may not be exercised after Participant's Service Provider relationship terminates unless the exercise of the Option in accordance with this Section 6 would constitute a violation of any Applicable Laws. If the exercise of the Option is so prevented, the Option shall remain exercisable until three (3) months after the date Participant is notified by the Company or its Parent or Subsidiary for whom Participant provides service that the Option is exercisable but in no event later than the Option Termination Date.

     7. LEAVES OF ABSENCE. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, the Option shall cease to vest on the 91st day of any unpaid leave of absence and shall only recommence upon Participant's return to active service.

     8. RIGHTS AS A SHAREHOLDER OR EMPLOYEE. Participant shall have no rights as a stockholder with respect to any Shares until the date of the issuance of a certificate or certificates for the Shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

     9. NO GUARANTEE OF CONTINUED SERVICE. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR OTHER SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR OTHER SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PARTICIPANT'S RELATIONSHIP AS AN EMPLOYEE OR OTHER SERVICE PROVIDER OF THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION OR CHANGE OF CONTROL.

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for Participant to have the right to exercise his Award until ten (10) days prior to such transaction as to all of the stock covered thereby, including Shares as to which the Award would not otherwise be vested or exercisable.

          (c) Change of Control. In the event of a Change of Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, Participant shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, an Option shall be considered assumed if, following the Change of Control, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of any Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

     11. CONDITIONS UPON ISSUANCE OF SHARES.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require Participant or any authorized person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

          (c) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     12. LEGENDS. The Company may at any time place legends referencing any applicable federal and/or state securities restrictions on all certificates representing shares of stock subject to the provisions of this Award Agreement. Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to the Option in the possession of Participant in order to effectuate the provisions of this Section 12.

     13. BINDING EFFECT. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     14. AMENDMENT OR TERMINATION. The Administrator may at any time amend, alter, suspend or terminate the Agreement; provided, however, that no such amendment, alteration, suspension or termination may adversely affect the Option or any unexercised portion hereof without the written consent of Participant. Termination of the Agreement shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Agreement prior to the date of such termination.

     15. ENTIRE AGREEMENT; APPLICABLE LAW. This Award Agreement, along with Participant's Employment Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent that this Award Agreement sets forth terms and conditions that are less beneficial to the Particpant than the Employment Agreement, the terms of the Employment Agreement shall prevail. This Award Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules. Any dispute relating to the terms of this Award Agreement shall be resolved in accordance with
Section 16 of the Employment Agreement.

     16. NOTICES. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to Participant by notice as provided in Section 14 of the Employment Agreement. Any notice to be given to Participant hereunder shall be addressed to Participant at the last address known to the Company, or at such other address as Participant may hereafter designate to the Company by notice as provided in
Section 14 of the Employment Agreement. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

PARTICIPANT                             3COM CORPORATION


/s/ EDGAR MASRI                         /S/ NEAL D. GOLDMAN
-------------------------------------   ----------------------------------------
Edgar Masri                             Neal D. Goldman
                                        Senior Vice President Management
                                        Services, General Counsel & Secretary

9/5/06                                  9/5/06
Date                                    Date


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